SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K
                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934
        Date of Report (Date of Earliest Event Reported): August 13, 2003

                       NOVA NATURAL RESOURCES CORPORATION
             (Exact name of registrant as specified in its charter)

Colorado                        0-15078        84-1227328
(State or other jurisdiction    (Commission    (I.R.S. Employer
of incorporation)               File No.)      Identification No.)

                     1021 Creekford Drive, Weston, Fl 33326
               (Address of principal executive offices) (Zip Code)
                                  (954) 8499507
              (Registrant's telephone number, including area code)

ITEM 1.  Reverse Stock Split

The shareholders of Nova Natural Resources Corp., by majority consent have authorized the Board of Directors to institute a 1 for 3000 reverse stock split with not fractional shares. Nova, a Colorado Corporation requires two thirds majority for such action. The majority consent was approved by two hundred two million one hundred sixth four thousand (202,164,000) votes and constituted an approval in excess of the two thirds required. The board approved the reverse and set the effective date for August 22, 2003.

Further, the shareholders authorized the company to increase the common stock authorized and issued to 50,000,000 shares following the implementation of the reverse and authorized the Board to negotiate the terms and conditions of a transaction to spin out the Torita operations.
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.
                                   SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, The Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       NOVA NATURAL RESOURCES CORPORATION


                      By:  /s/ Chris Tse
                          ------------------------------------
                          Chris Tse, President

                      Date: August 13, 2003